UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2007 (May 14, 2007).

MEDLINK INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31771	41-1311718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11 Oval Drive, Suite 200B, Islandia, New York		11749
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(631) 342-8800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
______________________________________________________________________________________

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 14, 2007, MedLink International, Inc. (the “Corporation”), entered into a certain stock purchase agreement (the “Stock Purchase Agreement”) by and among Anywhere MD, Inc., a Nevada corporation (“Anywhere”), with it’s common shares, par value $0.001 per share, quoted on the OTC Pink Sheets under the symbol “ANWM” (the “Common Shares”), and Steven J. Hixson (“Hixson”), the majority shareholder, President and Chief Executive Officer of Anywhere, for the acquisition of a total of one hundred forty million (140,000,000) Common Shares, comprising, in the aggregate, a 62.54% interest in Anywhere, and consisting of:

(i) ten million (10,000,000) Common Shares acquired directly from Anywhere in consideration of one hundred thousand dollars ($100,000) in immediately available funds, twenty-five thousand dollars ($25,000) of which, in accordance with the terms of the Stock Purchase Agreement, are to be used as payment for the services of a PCAOB certified accounting firm to conduct an audit of Anywhere’s financial statements for the years ended December 31, 2006 and 2005; and

(ii) one hundred thirty million (130,000,000) Common Shares acquired from Hixson in consideration of (x) forty-three thousand seven hundred fifty dollars ($43,750) in immediately available funds, and (y) a certain unsecured promissory note in the principal sum of eight hundred thirty-one thousand two hundred fifty dollars ($831,250).
The Stock Purchase Agreement also provides that, with certain limited exception, if at any time following the date thereof Anywhere elects to prepare and file a registration statement covering any of its equity securities with the Securities and Exchange Commission, it will give the Corporation twenty (20) days written notice of such determination and include in such registration statement, at the Corporation’s request, any shares acquired pursuant to the Stock Purchase Agreement and that are not otherwise eligible for resale pursuant to Rule 144(k) of the Securities Act of 1933, as amended.

The Stock Purchase Agreement itself contains considerably more detail than set forth above. Any summary contained herein does not purport to be a complete description of the Stock Purchase Agreement and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is annexed to this Current Report on Form 8-K as Exhibit 10.1, and which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 15, 2007, the Corporation, in connection with and as partial consideration for the Stock Purchase Agreement, issued to Hixson, a certain unsecured promissory note in the principal sum of eight hundred thirty-one thousand two hundred fifty dollars ($831,250), without interest, and payable in twelve equal installments of sixty-nine thousand two hundred seventy dollars eighty-four cents ($69,270.84), with the first installment payable on or before July 1, 2007 (the “Note”). Absent any default, the Note is due on or before July 1, 2008. Acceleration of the principal, and the accrual of interest thereon at a rate of seven percent (7%), would, however, result in the event of any of a number of specified events of default, including, but not limited to, a failure on the part of the Corporation to make any of the installments under the terms of the Note within thirty (30) days of their becoming due.

The Note itself contains considerably more detail than set forth above. Any summary contained herein does not purport to be a complete description of the Note and is qualified in its entirety by reference to the Note, a copy of which is annexed to this Current Report on Form 8-K as Exhibit 10.2, and which is incorporated by reference herein.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item 9.01(a) of our Current Report on Form 8-K are not being filed herewith, and, as permitted by Item 9.01(a)(4), will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than seventy-one (71) calendar days from the required filing date. We have elected, in the interim, to include herewith the unaudited financial statements of Anywhere, prepared in accordance with generally accepted accounting principals in the United States, which are subject to adjustment following completion of an audit by a PCAOB certified accounting firm.

(b) Pro Forma Financial Information.

The financial statements required by this Item 9.01(b) of our Current Report on Form 8-K are not being filed herewith, and, as permitted by Item 9.01(b)(2), will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than seventy-one (71) calendar days from the required filing date.

(d) Exhibits

Exhibit	Description

10.1	Form of Stock Purchase Agreement by and among MedLink International, Inc., Anywhere MD, Inc., and Steven J. Hixson, dated May 15, 2007.

10.2	Form of Unsecured Promissory Note by and between MedLink International, Inc., and Steven J. Hixson, dated May 15, 2007.

99.1	Press Release, dated May 15, 2007.

99.2	Unaudited Financial Statements of Anywhere MD, Inc., for the fiscal quarter ended March 31, 2007.

99.3	Unaudited Financial Statements of Anywhere MD, Inc., for the fiscal year ended December 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2007
MEDLINK INTERNATIONAL, INC.

	By:	/s/ Ray Vuono
Ray Vuono
President, Chief Executive Officer